UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2019

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN 55402

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

On August 5, 2019, GWG Holdings, Inc. (the “Company”) received oral notice from its registered public accounting firm, Baker Tilly Virchow Krause, LLP (“Baker Tilly”), that Baker Tilly would decline to stand for re-appointment as the Company certifying accountant for fiscal year 2019.

None of Baker Tilly’s audit reports for the years ended December 31, 2018 or 2017 contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified.

In addition, during the years ended December 31, 2018 and 2017 and through August 5, 2019, there were (i) no disagreements between the Company and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Baker Tilly’s satisfaction, would have caused Baker Tilly to make reference to the subject matter of the disagreement in connection with its report for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim periods through August 5, 2019, except for the material weaknesses in internal control over financial reporting that existed as of December 31, 2018 and March 31, 2019 relating to the Company’s (i) failure to timely file the 2018 Form 10-K due to the lack of effective information and communication controls with external parties that prevented the Company from timely executing certain controls within its financial closing and reporting processes, and (ii) internal controls over the application of generally accepted accounting principles to material complex non-routine transactions, in each case, as described in Part II, Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Company’s audit committee discussed such material weaknesses with Baker Tilly, and the Company has authorized Baker Tilly to respond fully to the inquiries of the Company’s successor accounting firm concerning such material weaknesses.

On August 6, 2019, the audit committee of the Company engaged Whitley Penn LLP as its new independent registered public accounting firm for the year ending December 31, 2019. During the years ended December 31, 2018 and 2017, and the subsequent interim period through August 6, 2019, neither the Company nor anyone on its behalf has consulted Whitley Penn LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Whitley Penn LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).The Company has not yet filed its Quarterly Report for the period ended June 30, 2019 (the “2Q2019 Form 10-Q”) and anticipates that the change in its independent registered public accounting firm will delay its ability to timely file the 2Q2019 Form 10-Q.

The Company has provided Baker Tilly with a copy of the disclosure set forth in this report and requested that Baker Tilly furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree, as required by SEC rules. A copy of Baker Tilly’s letter, dated August 7, 2019, stating its agreement with the above statements is attached as Exhibit 16.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Baker Tilly Virchow Krause, LLP (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: August 7, 2019	By:	/s/ William Acheson
	Name:	William Acheson
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter from Baker Tilly Virchow Krause, LLP (filed herewith)

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